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                                                                EXHIBIT 23


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


Regarding:

         1) Registration Statement on Form S-3 relating to the F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #33-61367).

         2) Registration Statement on Form S-3 relating to the Dividend Reinvestment Plan (File #33-72532).

         3) Registration Statement on Form S-8 relating to the F.N.B. Corporation Voluntary Dividend Reinvestment and Stock Purchase Plan (File #333-943).

         4) Registration Statement on Form S-8 relating to the F.N.B. Corporation 401K Plan (File #33-50780).

         5) Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File #33-78114).

         6) Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File #33-78134).

         7) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 relating to the F.N.B. Corporation Voluntary Dividend Reinvestment and Stock Purchase Plan (File #33-72532).

         We consent to the incorporation by reference in the above listed Registration Statements of our report dated February 5, 1996, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                          ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 18, 1996